Exhibit 10.1

TENTH AMENDMENT TO AGREEMENT

THIS TENTH AMENDMENT TO AGREEMENT (this "Amendment") is dated effective as of May 29, 2015, by and between Namecheap, Inc. (“Namecheap”) and eNom Incorporated (“eNom").  Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth in the Agreement.

WHEREAS, on April 1, 2011, Namecheap and eNom entered into that certain Amended and Restated Letter of Agreement (the “Agreement”) pursuant to which eNom provides certain services to Namecheap as more particularly set forth therein, and for other purposes;

WHEREAS, Namecheap and eNom have entered into various amendments, including on December 20, 2013, that certain Ninth Amendment to Amended and Restated Letter of Agreement; and

WHEREAS, Namecheap and eNom desire to amend the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Namecheap and eNom hereby agree as set forth below.

1.	The “Term and Termination” section on page 4 of the Agreement is hereby amended and replaced in its entirety with the following:

"This Agreement is in effect commencing as of the Effective Date and continuing through July 31, 2015.  The Agreement will automatically renew for a one (1) year term unless either party upon at least thirty (30) days written notice (including notice via email) provides the other party with notice of its intent not to renew this Agreement.  In the event that either Namecheap or eNom materially breaches this Agreement, the non-breaching party may immediately terminate this Agreement upon prior written notice without an opportunity for cure.”

2.	Except as modified hereby, the Agreement shall remain in full force and effect and is hereby ratified by Namecheap and eNom.

3.	Namecheap and eNom each represents and warrants to the other that it has the right, power and authority to enter into this Amendment.

4.	Namecheap and eNom hereby agree that facsimile signatures hereto are valid and binding.

IN WITNESS WHEREOF, the Parties hereto have caused the foregoing Amendment to be signed by a duly authorized agent of each party, the day and year first above written.

NAMECHEAP, INC.ENOM INCORPORATED

By:  /s/ Richard KirkendallBy:  /s/ Taryn Naidu

Name:  Richard KirkendallName:  Taryn Naidu

Title:  CEOTitle:  CEO

Date:  May 29, 2015Date: May 29, 2015